THE DIAL CORPORATION
                   SUPPLEMENTAL CAPITAL  ACCUMULATION PLAN
                         (Effective August 15, 1996)

1.          Purpose  of  the  Plan

     The  purpose  of  The  Dial Corporation Supplemental Capital Accumulation
Plan (the Plan) is to provide a select group of management or highly compensated employees who are officers and key employees of The Dial
Corporation (the Company) and its subsidiaries with an opportunity to accumulate pre-tax savings for retirement.

Pursuant to the terms and provisions of the Distribution Agreement entered into between the Company, ViadCorp (formerly The Dial Corp) ("Viad") and Exhibitgroup/Giltspur Inc., the Company has assumed all liabilities and obligations in connection with any claims under The Dial Corp Supplemental TRIM Plan (the "Prior Plan") in respect of any individuals classified as "Consumer Products Individuals" pursuant to the Distribution Agreement and
Viad  has  been  relieved  of  any  such  liabilities  or  obligations.    In
satisfaction of this obligation, the account balances of Consumer Products Individuals who formerly participated in the Prior Plan are being credited to said individuals under this Plan, all as provided in Section 6(a)(i). Each Consumer Products Individual who participated in the Prior Plan would be deemed to be a "participant" in this Plan.

2.          Administration  of  the  Plan

     The Plan shall be administered by The Dial Corporation Supplemental Capital Accumulation Plan Committee (the Committee) the members of which shall be appointed by the Chief Executive Officer of the Company. Subject to the express provisions of the Plan, the Committee shall have the authority to adopt, amend and rescind such rules and regulations, and to make such determinations and interpretations relating to the Plan, which it deems necessary or advisable for the administration of the Plan, but it shall not have the power to amend, suspend or terminate the Plan. All such rules, regulations, determinations and interpretations shall be conclusive and binding on all parties.

3.          Participation  in  the  Plan

     (a) Participation in the Plan shall be restricted to those officers and key employees of the Company and its subsidiaries whose pre-tax, elective deferrals to The Dial Corporation Capital Accumulation Plan (hereinafter referred to as the "Qualified Plan") are actually limited by the elective deferral limitations contained in Section 402 of the Internal Revenue Code to the extent such deferrals do not reach the maximum employer-matchable percentage of their base salary under the Qualified Plan and whose timely written requests to defer the receipt of compensation, which may be owed to them for services rendered, are honored in whole or in part by the Committee, in its sole discretion. The Committee may, in its discretion, offer to any employee who is part of the select group of management or highly compensated employees who does not meet the requirements of the preceding sentence, the opportunity to participate in the Plan. A written request for deferral under paragraph 4 shall not be timely in any event unless it is duly submitted to the Committee before the services to which the base salary to be deferred is related have been rendered. No deferral of compensation need be made by a participant in the Plan as a condition to entitlement to the benefit described in paragraph 6(a)(iii).

     (b) If a participant in the Plan shall (1) sever his or her employment with the Company or one of its subsidiaries during or following such employment, (2) engage in any activity in competition with the Company or any of its subsidiaries during or following such employment, or (3) remain in the employ of a corporation which for any reason ceases to be a subsidiary of the Company, his or her participation in the Plan shall automatically terminate, and the Committee may direct, in its sole discretion, that he or she be paid in a lump sum the aggregate amount credited to his or her deferred compensation account as of the date his or her employment is severed or the Committee determines that he or she has engaged in such competitive activity or that his or her employer is no longer a subsidiary of the Company.

4.          Requests  for  Deferral

     All requests for deferral of compensation must be made in writing 30 days prior to the beginning of each quarter and shall be in such form and shall contain such terms and conditions as the Committee may determine. Each such request shall specify the percentage or dollar amount of base salary, if any, to be deferred, but in no event shall the amount to be deferred in a Plan year be greater than the lesser of (i) $30,000 less the total amount of all contributions of whatever nature, to the participant's Qualified Plan account during the same time period, and (ii) 12% of the participant's base salary in the Plan year. Each such request shall also specify (1) the date when payment of the aggregate amount credited to the deferred compensation account is to commence (which shall not be earlier than age 55 nor later than the actual retirement date) and (2) whether such payment is then to be made in a lump sum or in quarterly or annual installments, and the period of time (not in excess of ten years) over which the installments are to be paid. The Committee shall not, under any circumstances, accept any request for deferral greater than the limits defined above, or any request which is not in writing or which is not timely submitted.

5.          Deferral  of  Compensation

     The Committee shall notify each individual who has submitted a request for deferral of compensation whether or not such request has been accepted and honored. If the request has been honored in whole or in part, the Committee shall advise the participant of the percentage of his or her compensation which the Committee has determined to be deferred. The Committee shall further advise the participant of its determination as to the date when payment of the aggregate amount credited to the participant's deferred compensation account is to commence, whether payment of the amount so credited as of that date will then be made in a lump sum or in quarterly or annual installments, and if payment is to be made in installments, the period of time over which the installments will be paid. Upon subsequently being advised of the existence of special circumstances which are beyond the participant's control and which impose a severe financial hardship on the participant or his or her beneficiary, the Committee may, in its sole and exclusive discretion, modify the deferral arrangement established for that participant to the extent necessary to remedy such financial hardship.

6.          Deferred  Compensation  Account

         (a) A deferred compensation account shall be maintained for each participant of this Plan by his or her employer. The employer shall credit to each participant's account the following amounts, as appropriate:

(i) The account balance of the participant in the Prior Plan as of the effective date of this Plan, which account balance shall first be adjusted on the same basis as if the effective date of this Plan were the first day of a calendar quarter;

(ii) The deferral duly elected under this Plan on the date the participant would have received such deferral as base salary;

(iii) Based on the provision of the Qualified Plan in effect at the time, an amount with respect to the deferrals in (ii), above, calculated on the same basis as the employer's then current matching contribution on elective deferrals under the Qualified Plan on the first day of each quarter. In no event shall this amount exceed the maximum amount of matching contributions which would be available, assuming the participant elects the maximum deferrals allowed under the Qualified Plan and the limitations on elective deferrals contained in Code Section 402 do not apply, less the amount of actual matching contributions made by the employer to the participant's Qualified Plan account, if any, for the same period;

(iv) Based on the provisions of the Qualified Plan in effect at the time, and not withstanding the amount, if any, of deferrals in (ii) above, an amount equal to the employer matching contributions which would have been made to the participant's Qualified Plan account based on the amount of elective deferrals actually made by said participant to the Qualified Plan, but for the application of Code Section 401(a)(17) or any other similar law on the first day of each quarter; and

(v) Interest on the participant account balance at a per annum rate equal to the yield as of January 1, April 1, July 1, and October 1 on Merrill Lynch Taxable Bond Index--Long Term Medium Quality (A3) Industrial Bonds or such other rate the Committee may determine in its sole discretion, credited quarterly prior to the termination of the participant's deferral period, or if the deferred compensation account is to be paid in installments, prior to the termination of such installment period.

     (b) The Company or employer, as the case may be, shall not be required to physically segregate any amounts of money or property or otherwise provide for funding of any amounts credited to the deferred compensation accounts of participants in the Plan. Participants have no claim, interest or right to any particular funds or property that the Company or any employer may choose to reserve or otherwise use to provide for its liabilities under this Plan and the participants of this Plan shall have the rights of general creditor only with respect to their interests in the Plan.

7.          Designation  of  Beneficiary

     Each participant in the Plan shall deliver to the Committee a written instrument, in the form provided by the Committee, designating one or more beneficiaries to whom payment of the amount credited to his or her deferred compensation account shall be made in the event of his or her death. Unless the Committee shall otherwise determine, such payments shall be made in such amounts and at such times as they would otherwise have been paid to the participant if he had survived.

8.          Nonassignability  of  Participant  Rights

     No right, interest or benefit under the Plan shall be assignable or transferable under any circumstances other than to a participant's designated beneficiary in the event of his or her death, nor shall any such right, interest or benefit be subject to or liable for any debt, obligation, liability or default of any participant. In the event of any attempt to assign or transfer any right, interest or benefit under the Plan, or to subject any such right, interest or benefit to a debt, obligation, liability or default of a participant, his or her participation in the Plan shall terminate on the date such an attempt is made, and he or she shall be paid in a lump sum the aggregate amount credited to his or her deferred compensation account as of that date.

9.          Rights  of  Participants

     A participant in the Plan shall have only those rights, interest or benefits as are expressly provided in the Plan. This Plan does not create for any employee or participant any right to be retained in service by Company or any other employer nor affect the right of any such Company or any such employer to discharge any employee or participant from employment.

10.          Amendment,  Suspension  or  Termination  of  the  Plan

     (a) The Board of Directors of the Company (the Board) may from time to time amend, suspend or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Board may reinstate any or all provisions of the Plan, except that no amendment, suspension or termination of the Plan shall, without consent of a participant, adversely affect such participant's right to receive payment of the entire amount credited to his or her deferred compensation account on the date of such Board action. In the event the Plan is suspended or terminated, the Board may, in its discretion, direct the Committee to pay to each participant the amount credited to his or her account either in a lump sum or in accordance with the Committee's prior determination regarding the method of payment.

     (b) Any action by The Dial Corporation under the Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

11.          Effective  Date

     The Plan shall become effective on August 15, 1996. The Plan year is January 1, to December 31.

12.          Claim  for  Benefits

        Claims for benefits under this Plan shall be filed with any member of the Committee. Written notice of the disposition of a claim shall be furnished the claimant within sixty (60) days after the application therefor is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth. Pertinent provisions of the Plan shall be cited.
In addition, the written notice shall describe any additional material or information necessary for the claimant to perfect the claim (along with an explanation of why such material or information is needed), and the written notice will fully describe the claim review procedures of Section 13, below. In any event, if a claim is not determined within sixty (60) days after submission, it shall be deemed denied, and the claimant may proceed under
Section  13,  below.

13.          Claim  Review

         Any claimant who has been denied a benefit shall be entitled, upon a request to the Committee, to receive a written notice of such action, together with a full and clear statement of the reasons for the action. The claimant may also review this Plan if he or she chooses. If the claimant wishes further consideration of his or her position, he or she may request a hearing.
 The request, together with a written statement of the claimant's position, shall be filed with a member of the Committee no later than sixty (60) days after receipt of the written notification provided for above. The Committee shall schedule an opportunity for a full and fair hearing of the issues within the next sixty (60) days. The decision following the hearing shall be communicated in writing to the claimant. If the claimant requests, the hearing may be waived, in which case the Committee's decision shall be made within sixty (60) days from the date on which the hearing is waived and shall be communicated in writing to the claimant.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized representatives on this ___________ day of ________, 1996.

                              THE  DIAL  CORPORATION

                               By:_____________________

                                 Its:____________________